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                                                                   EXHIBIT 10.28


                MANAGEMENT, OPERATING AND STOCKHOLDERS AGREEMENT
                                       OF
                          OLEFINS TERMINAL CORPORATION

This Management, Operating and Stockholders Agreement of Olefins Terminal Corporation ("Agreement") dated effective as of May 1, 1997 by and between D-S Splitter, Inc., a Delaware corporation ("D-S") with offices at 9830 Colonnade Blvd., San Antonio, Texas 78230; Ultramar Diamond Shamrock Corporation, a Delaware corporation and the parent of D-S ("UDSC") with offices at 9830 Colonnade Blvd., San Antonio, Texas 78230; JLM Industries, Inc., a Delaware corporation ("JLM") with offices at 8675 Hidden River Parkway, Tampa, Florida 33637; Olefins Marketing Inc., a Delaware corporation and an affiliate of JLM ("OMI") with offices at 8675 Hidden Run Parkway, Tampa, Florida 33637, and Olefins Terminal Corporation, a Delaware corporation ("OTC") with offices at Houston, Texas. OTC is sometimes referred to herein as the Company"; UDSC is sometimes referred to as the "Guarantor"; and D-S and JLM are sometimes referred to herein collectively as the "Stockholders". OTC, UDSC, D-S and JLM are sometimes referred to herein collectively as the "Parties".

                              WITNESSETH:

WHEREAS, Union Carbide Corporation formerly known as Union Carbide Chemicals and Plastics Company, Inc. ("UCC"), D-S, JLM, J.D. Statham and Associates, Inc., ("Statham") and OTC entered into a Note, Stock and Warrant purchase agreement dated August 15, 1991 (hereinafter called the "Purchase Agreement") pursuant to which D-S, JLM and Statham purchased shares of common stock of OTC, UCC purchased a warrant for the purchase of shares of common stock of OTC and UCC and the Stockholders and UCC purchased subordinated notes of OTC ("Subordinated Notes);

WHEREAS, OTC on August 15, 1991 entered into a Credit Agreement with Bank of America National Trust and Savings Association ("Bank of America") as agent for the banks (as such term is defined therein) party thereto (the "Agent") under which the Agent agreed to make available to OTC a term credit facility and a debt service facility (together, the "Credit Facility");

WHEREAS, the Company used the proceeds from such purchases and from the Credit Facility to finance the development and construction of a polymer grade propylene storage and terminal facility (the "Facility") located at Seabrook, Texas on property owned by Baytank (Houston), Inc.;

WHEREAS, in connection with the Credit Facility, D-S, UCC and JLM entered into the Support Agreement dated August 15,1991 (the "Support Agreement") for the benefit of OTC and Bank of America pursuant to which D-S, UCC and JLM each agreed to


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invest in OTC certain additional amounts to be used to fund repayment of OTC's obligations under the Credit Facility;

WHEREAS, Statham, in anticipation of its dissolution, transferred its shares of common stock in OTC to John D. Statham, who subsequently died on February 1, 1997;

WHEREAS, on this date OTC has refinanced and repaid its obligations under the Credit Facility through a $7,300,000.00 non-amortizing unsecured term loan pursuant the new credit agreement with Bank of America Illinois ("B.A. Illinois") (the "OTC Term Loan") which UDSC unconditionally guaranteed;

WHEREAS, D-S, UCC, JLM, OTC, Niels H. Krause, the sole heir of John D. Statham, deceased ("Krause") and Bank of America have agreed that in connection with OTC's repayment of the Credit Facility, the Subordinated Notes of OTC held by UCC will be repaid in full by OTC, and the Subordinated Notes of D-S and JLM will be canceled; the warrant for shares of OTC common stock held by UCC will be returned to OTC for the payment of $2,200,000.00 and be canceled; the warrant for shares of OTC common stock held by Bank of America will be returned to OTC for the payment of $375,000.0O and be canceled; the common stock of OTC owned by Statham will be purchased by OTC for the payment of $40,000.00; and UCC's, JLM's and D-S's obligations under the Support Agreement will be terminated and extinguished;

WHEREAS, the transactions contemplated with UCC are evidenced by that certain Agreement dated as even date, by and among UCC, D-S, JLM, Statham and OTC (a copy of such agreement without exhibits is attached hereto as Exhibit "A");

WHEREAS, the transactions contemplated with Krause are evidenced by that certain agreement dated March 18, 1997, by and between OTC and Krause (a copy of such agreement is attached hereto as Exhibit "B");

WHEREAS, UCC and OTC have executed a new Terminal Agreement of even date whereby OTC agrees to provide UCC the fully transferable and assignable right to use the Facilities for up to 100,000 metric tons of throughput of polymer grade propylene (the "OCC Terminal Agreement")

WHEREAS, as a result of the contemplated transactions, D-S and JLM are the sole shareholders of OTC and each own 50% of the outstanding common stock of OTC;

WHEREAS, all the parties wish to enter into this Agreement to provide for the ongoing operation, management and corporate governance of OTC

NOW, THEREFORE, the parties agree as follows:

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OTC OPERATIONS

1. JLM and D-S Contractual Monthly Take-Or-Pays. Effective January 1,1997, the contractual monthly take-or-pays between OMI and OTC under a Terminal Agreement dated as of July 22, 1991, and D-S and OTC under a Terminal Agreement dated as of July 22, 1991, respectively, will be canceled. OMI and D-S agree that the outstanding take-or-pay balance owed by JLM of $1,949,365.41 is also canceled. JLM and D-S agree that D-S shall be entitled to $150,000.00 credit against future throughput at the Facility for the January and February 1997 take-or-pay payments made by D-S to OTC.

2. JLM Management Fees. On July 31, 1991, JLM entered into a Management Agreement with OTC ("Management Agreement") for the day to day management of the Facility. As of this date, JLM is owed the sum of $743,326.00 in accrued but unpaid management fees under such Management Agreement. OTC, JLM and D-S agree that such fees shall be paid as of the funding of the OTC Term Loan. OTC, JLM and D-S agree that all future management fees due to JLM under the Management Agreement for operating the Facility will be included in Facility operating costs and OTC shall pay such fees to JLM on a monthly basis, subject to the terms and conditions of the Subordination of Management Agreement by OTC and JLM for the benefit of B.A. Illinois.

3. Facility Loading Rates. Effective January 1,1997, OTC, OMI and D-S agree that OMI and D-S will be charged $16.00 per ton for material loaded at the Facility. OMI and D-S will each enter into one-year contracts with OTC terminating December 31,1997 reflecting that each is entitled to the $16.00 per ton rate for its materials loaded at the Facility. D-S and JLM, as sole stockholders of OTC, agree that the Board of Directors of OTC as hereinafter named, or their properly named successors, will develop a pricing schedule for all users of the Facility, including any future contracts that OMI or D-S may enter into with OTC for use of the Facility.

Financial Matters.

4. Subordinated Debt. Concurrently with the funding of the OTC Term Loan, the JLM and D-S Subordinated Notes will be surrendered to OTC marked "canceled" and the indebtedness evidenced by such notes shall be converted into equity of OTC in the form of additional paid in capital; and JLM, D-S and UCC shall instruct Diamond Shamrock Refining and Marketing Company ("DSRMC") as Escrow Agent to release, relinquish and terminate all liens and security interests held bv UCC. JLM and D-S against the assets of OTC.

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5.   OTC Note to D-S. Upon funding of the OTC Term Loan, OTC shall repay the
     $330,000.00 principal plus accrued interest of $10,939.73 due though May 1, 1997 to D-S under that certain promissory note dated December 3, 1996 executed by OTC and payable to D-S according to its terms.

6. The Guaranty of UDSC of the New Credit Agreement. In consideration of UDSC giving its unconditional guarantee of amounts owed by OTC under the OTC Term Loan (the "GUARANTY"), JLM of even date has paid to UDSC a one-time fee of $91,250.00. In addition, so long as UDSC has any obligation or liability under the Guaranty, D-S and JLM agree that D-S shall have the right to name two of the three directors of OTC.

7. Support Obligations of JLM and D-S. D-S and JLM agree that so long as OTC is indebted under the OTC Term Loan to Bank of America or UDSC has any exposure or liability under the Guaranty, any cash deficits in the operation of OTC will be met by additional cash investments by JLM and UDSC. JLM and UDSC agree that upon written call by OTC for cash investments to meet any cash deficit, JLM and D-S will each pay 50% of the cash deficit within three business days of such request. OTC, D-S and JLM agree that any cash surpluses in excess of $1,000,000.00 will be utilized to reduce the principal balance due under the OTC Term Loan.

8. Security for JLM Support Obligation. If JLM fails to make any payment due under its support obligation to OTC, D-S and UDSC shall have the right to make such support obligation payments to protect their interest in the Facility. As a guarantee of its support obligations and to secure UDSC and D-S in the event they make the payment of the cash support obligation of JLM, JLM shall pledge all of its stock in OTC to UDSC. Such pledge shall be evidenced by a Pledge Agreement, to be executed by JLM, substantially in the form of the Pledge Agreement attached hereto as Exhibit "C" (the "Pledge Agreement"). The Pledge Agreement, together with the stock certificates representing all of the outstanding common stock held by JLM in OTC and executed stock powers in blank shall be delivered to UDSC upon execution of this Agreement.

OTC Corporate Governance.

9. Stockholder Agreement. D-S and JLM will execute the Stockholder Agreement attached hereto as Exhibit "D" and any related document, including the Amended and Ratified Bylaws attached as Exhibit "E".

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MISCELLANEOUS

10. Dispute Resolution. If there is a dispute between the Parties relating to an alleged breach of this Agreement or to the business and affairs of the Company, none of the Parties shall commence any proceeding with respect to, or terminate this Agreement because of, such dispute until thirty (30) days after it shall have given a notice with respect to such dispute to the other Parties; provided, however, that nothing contained herein shall limit or restrict in any way the right or power of a Party at any time to commence and prosecute a proceeding for an injunction or other order (i) to restrain any other Party from beaching this Agreement or (ii) for specific enforcement of this Article 10. The Parties agree that any legal remedy available to a Party with respect to a breach of this Article 10 will not be adequate and that, in addition to all legal remedies, each Party is entitled to an order specifically enforcing this Article 10.

11. CONFIDENTIALITY

    11.1  Confidentiality.

          (a) All data, reports, records and other information of any kind received by a Party or the parent, affiliates, subsidiaries, stockholders, directors, partners, officers, employees, agents, representatives, consultants or lenders of a Party (such Party being hereinafter referred to as the "Receiving Party") from one of the other Parties or the parent affiliates, subsidiaries, stockholders, directors, officers, partners, employees, agents, representatives, consultants or lenders of one of the other Parties (such other Party being hereinafter referred to as the "Delivering Party") under this Agreement or in connection with the transactions contemplated hereby and marked as "confidential" shall be treated as confidential (collectively, Confidential Information"). Except as otherwise provided herein, the Receiving Party shall not use (and shall not permit its parent, affiliates, subsidiaries, stockholders, directors, officers, partners, employees, agents, representatives, consultants or lenders to use) Confidential Information for its own (or their own) benefit and shall use all reasonable efforts (and shall cause its parent, affiliates, subsidiaries, stockholders, directors, officers, partners, employees, agents, representatives, consultants or lenders to use all reasonable efforts) to maintain the confidentiality of Confidential Information. If the Receiving Party or any of its parent, affiliates, subsidiaries, stockholders, directors, officers, partners, employees, agents, representatives, consultants or lenders is required to disclose Confidential Information by or to any court of

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               competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction, the Receiving Party shall, prior to such disclosure, immediately notify the Delivering Party of such requirements and all particulars related to such requirements. The Delivering Party shall have the right, at its expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine.

          (b) The restrictions set forth in Section 11.1(a) hereof shall not apply to the use or disclosure of Confidential Information to the extent, but only to the extent, (i) permitted or required pursuant to any other agreement between or among the Parties,
               (ii) necessary by a Party in connection with exercising its (or their) rights or performing its (or their) duties or obligations under this Agreement, the agreements, instruments and other documents contemplated hereby or the other agreements described in clause (i) of this sentence, (iii) contemplated by the last two (2) sentences of Section 11.1(a) hereof or (iv) that the Receiving Party can demonstrate Confidential Information (A) is or becomes generally available to the public through no fault or neglect of the Receiving Party, (B) is received in good faith on a non-confidential basis from a third party who, to the best knowledge of the Receiving Party, discloses such Confidential Information without violating any obligations of secrecy or confidentiality, (C) is independently developed after the time of receipt as shown by dated written records or (D) was already possessed at the time of receipt as shown by prior dated written records. The restrictions set forth in Section 11.1 (a) hereof shall not apply to the use or disclosure by the Company of Confidential Information which consists of data, reports, records and information relating to its or their business or the ownership, leasing or use of the properties owned, leased or used by the Company and which is used or disclosed in connection with the conduct of its or their business.

          (c) For the purposes of this Section 11.1, (i) information which is specific shall not be deemed to be within an exception set forth in Section 11.1 (b) hereof merely because it is embraced by general information which is within such an exception and (ii) a combination of information shall not be deemed to be within an exception set forth in Section 11.1(b) hereof merely because individual aspects of such combination are within such an exception unless the

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               combination of information itself, its principle of operation and its value or advantages are within such an exception.

     11.2 Survival.

     (a)  Notwithstanding anything contained herein to the contrary, this
          Article 11 shall survive the termination of this Agreement for any reason until the expiration of five (5) years after the date of such termination.

     (b) This Article 11 shall continue to bind a Party which has ceased to be a "Stockholder" until the expiration of five (5) years after the date of such cessation.

12.  FORUM; CONSENT TO PERSONAL JURISDICTION

     Each Party agrees that any proceeding arising out of or relating to this Agreement or the breach or threatened breach of this Agreement shall be commenced and prosecuted in a court in the State of Texas. Each Party consents and submits to the non-exclusive personal jurisdiction of any court in the State of Texas in respect of any such proceeding. Each Party consents to service of process upon it with respect to any such proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules. Each Party waives any objection that it may now or hereafter have to the laying of venue of any such proceeding in any court in the State of Texas and any claim that it may now or hereafter have that any such proceeding in any court in the State of Texas has been brought in an inconvenient forum.

13.  NOTICES

     All notices, demands and requests required or permitted to be given pursuant to this Agreement shall be given in writing, shall be transmitted by personal delivery, by registered or certified mail, return receipt requested, postage prepaid, or by telecopier or other electronic means and shall be addressed as follows:

          When D-S is the intended recipient:

          D-S Splitter, Inc.
          P.O. Box 696000
          San Antonio, Texas 78269-6000
          Telecopy No.: (210) 641-8899
          Attention: General Manager, Petrochemicals


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          When JLM is the intended recipient:

          JLM Industries, Inc.
          8675 Hidden River Parkway
          Tampa, Florida 33637
          Telecopy No.: (813) 632-3301
          Attention: John T. White, Esq.

          When the Company is the intended recipient:

          Olefins Terminal Corporation
          8675 Hidden River Parkway
          Tampa, Florida 33637
          Telecopy No.: (813) 632-3301
          Attention: John T. White, Esq.

     A Party may designate a new address to which notices required or permitted to be given pursuant to this Agreement shall thereafter be transmitted by giving written notice to that effect to the other Parties. Each notice transmitted in the manner described in this Article 12 shall be deemed to have been given, received and become effective for all purposes at the time it shall have been (i) delivered to the addressee as indicated by the return receipt (if transmitted by mail), the affidavit of the messenger (if transmitted by personal delivery) or the answer back or call back (if transmitted by telecopier or other electronic means) or (ii) presented for delivery to the addressee as so indicated during normal business hours, if such delivery shall have been refused for any reason.

14.  GOVERNING LAW.

     The validity, interpretation, performance and enforcement of this Agreement shall be governed by the law of the State of Texas (without giving effect to the laws, rules or principles of the State of Texas regarding conflicts of laws.).

15.  ENTIRE AGREEMENT.

     This Agreement, together with the Exhibit, constitute the entire contract among the Parties with respect to the subject matter hereof and cancels and supersedes all of the previous or contemporaneous contracts, representations, warranties and understandings (whether oral or written) by, between or among the Parties with respect to the subject matter hereof.

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16.  BINDING EFFECT; ASSIGNMENT.

     This Agreement shall be binding upon the Parties and their respective successors and assigns and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other Parties. No Person (including, without limitation, any employee or credit or of the Company) shall be, or be deemed to be, a third party beneficiary of this Agreement.

17.  SEVERABILITY.

     If any provision of this Agreement shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the Parties as expressed in, and the benefits to the Parties provided by, this Agreement or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including, without limitation, addition of necessary further provisions to this Agreement) so as to give effect to the intent so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision of this Agreement.

18.  HEADINGS.

     The headings set forth in this Agreement have been inserted for convenience of reference only, shall not be considered a part of this Agreement and shall not limit, modify or affect in any way the meaning or interpretation of this Agreement.

19.  SURVIVAL OF REPRESENTATIONS.

     All representations and warranties set forth herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

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20.  AMENDMENTS; MODIFICATIONS.

     No addition to, and no cancellation, renewal, extension, modification or amendment of, this Agreement shall be binding upon a Party unless such addition, cancellation, renewal, extension, modification or amendment is set forth in a written instrument which states that it adds to, amends, cancels, renews, extends or modifies this Agreement and which is executed and delivered on behalf of each Party by an officer of, or attorney-in-fact for, such Party. No such addition, cancellation, renewal, extension, modification or amendment by the Company or to which the Company is a party shall be effective unless the other Parties shall have given their prior written approval thereto.

21.  WAIVER.

     No waiver of any provision of this Agreement shall be binding upon a Party unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such Party by an officer of, or attorney-in-fact for, such Party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a Party shall be deemed to be a waiver of any other right, power or remedy of such Party or shall, except to the extent so waiver, impair, limit or restrict the exercise of such right, power or remedy. No waiver by the Company shall be effective unless the other Parties shall have given their prior written approval thereto.

22.  REMEDIES CUMULATIVE.

     Except as otherwise provided in this Agreement, all rights, powers and remedies afforded to a Party hereunder, by law, in equity or otherwise shall be cumulative (and not alternative) and shall not preclude assertion or seeking by a Party of any other rights or remedies.

23.  COUNTERPARTS.

     This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. This Agreement shall become effective and be deemed to have been executed and delivered by all of the Parties at such time as counterparts shall have been executed and

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     delivered by each of the Parties, regardless of whether each of the Parties has executed the same counterpart. It shall not be necessary when making proof of this Agreement to account for any counterparts other than a sufficient number of counterparts which, when taken together, contain signatures of all of the Parties.

24.  CERTAIN EXPENSES.

     Except as otherwise provided in this Agreement, each Party agrees to pay all expenses, fees and costs (including, without limitation, legal, accounting and consulting expenses) incurred by it in connection with the transactions contemplated hereby.

25.  NO PARTNERSHIP.

     Nothing contained herein shall be construed as forming a partnership between the Parties.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.

OLEFINS TERMINAL CORPORATION                  JLM INDUSTRIES, INC.

By:/s/ John T. White                 By:/s/ John T. White
   --------------------------------     --------------------------------

Its:     Vice President              Its:      Vice President
   --------------------------------     --------------------------------

D-S SPLITTER, INC.                            ULTRAMAR DIAMOND SHAMROCK
                                              CORPORATION

By:/s/                               By:/s/
   --------------------------------     --------------------------------

Its:     Vice President              Its:      Vice President
   --------------------------------     --------------------------------

OLEFINS MARKETING, INC.

By:/s/ John T. White
   --------------------------------

Its:     Vice President
   --------------------------------


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